N E W S R E L E A S E



January 3, 2003                                  Direct Inquiries to:
                                                 John W. Galuchie, Jr., Chairman
                                                 (908) 234-0300



                     GENERAL DEVICES ANNOUNCES OIL WELL SALE


BEDMINSTER, NEW JERSEY - January 3, 2003 - GENERAL DEVICES, INC., (OTCBB: GNDV) today announced that it had sold its interest in an oil well in eastern Montana for $146,560 in cash to Lyco Energy Corporation of Dallas, the operator of the well. The Company will record a loss of approximately $6,000 on the sale.

     General Devices is actively seeking the acquisition of an operating business and/or a merger partner. The Company has 2,347,922 shares outstanding.
















     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause General Devices actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. General Devices cautions investors, not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.